UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 15, 2013, Sandy Spring Bancorp, Inc. (the “Company”) sent a notice to participants in the Sandy Spring Bank 401(k) Plan (the “Plan”) that effective October 1, 2013 the administration of the Plan is being changed to a new provider. This notice indicated that, in order to change the provider, there will be a blackout period that begins on September 19, 2013 and is expected to end October 7, 2013 (the “Blackout Period”). During the Blackout Period, participants in the Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type.

In connection with the foregoing, on September 13, 2013, the Company sent a notice to its Section 16 officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation Blackout Trading Restriction. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.2	Notice sent on September 13, 2013 to Sandy Spring Bancorp, Inc.’s Section 16 Officers and Directors regarding a Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: September 20, 2013	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary